Exhibit 31.1
SECTION 302 CERTIFICATION
I, Richard M. Feldt, certify that:
1. I have reviewed this Quarterly Report on Form 10-Q/A of Evergreen Solar, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: September 28, 2009

/s/ Richard M. Feldt
Richard M. Feldt
Chief Executive Officer